Exhibit 99.1

One Equity Partners Open Water I Corp. Files Preliminary Proxy Statement to Obtain Stockholder Approval to Liquidate Early

NEW YORK, NY, October 28, 2022 – One Equity Partners Open Water I Corp. (NASDAQ: OEPW, OEPW.U, OEPW) (“OEPW” or the “Company”), announced today that it has filed a preliminary proxy statement to seek stockholder approval to adopt amendments to its Amended and Restated Certificate of Incorporation (“Charter”) to allow the Company to redeem all of its outstanding public shares and liquidate no later than December 30, 2022, in advance of the automatic termination date in its current Charter of January 26, 2023.

Since OEPW’s consummation of its initial public offering on January 26, 2021, the OEPW management has conducted a rigorous search for appropriate targets, with the goal of completing a business combination that met its investment criteria. OEPW management has thoroughly evaluated current adverse market conditions including unconducive capital markets, an overall decline in the SPAC market and a limited pool of public company-ready business combinations interested in pursuing a business combination via a SPAC, which have complicated efforts to find an appropriate target. OEPW management has also reviewed recent changes in U.S. tax law that could create tax liabilities in connection with stockholder redemptions after December 31, 2022. As a result of these factors, OEPW believes that it is in the best interests of its stockholders to liquidate the Company early.

OEPW will seek a vote in favor of amendments to the Company’s Certificate of Incorporation from stockholders at a special meeting to be held later this year. As part of that process, the holders of public shares will have an opportunity to submit their shares for redemption, subject to the provisions of OEPW’s Charter. For more information, please see the preliminary proxy statement filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2022.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements, including statements relating to the proposed early unwind of the Company. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About OEPW

One Equity Partners Open Water I Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving one or more businesses.

Additional Information

On October 28, 2022, OEPW filed a preliminary proxy statement with the SEC in connection with its solicitation of proxies for its special meeting of stockholders. Prior to the special meeting, OEPW will file with the SEC and furnish to stockholders a definitive proxy statement, together with a proxy card. INVESTORS AND SECURITY HOLDERS OF OEPW ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS OEPW FILES WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov. Copies will also be available free of charge to the public on, or accessible through, the Company’s corporate website under the heading “SEC Filings” at https://oepopenwater.com/.

Participants in the Solicitation

OEPW, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the special meeting. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the special meeting that was filed on October 28, 2022, and will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the special meeting. You may obtain free copies of these documents using the sources indicated above.